SETTLEMENT AND RELEASE AGREEMENT

     This Settlement and Release Agreement (this "Agreement") is made and entered into effective as of April 28, 2004, by and between Milestone Equity Partners Phoenix, LLC, (formerly at 4343 N Scottsdale Rd., Ste 200, Scottsdale, AZ 85251) located for purposes of this agreement at 7600 E Doubletree Ranch Rd., Ste 300, Scottsdale AZ 85258 (the "Milestone"), and DynaSig Corporation, an Arizona corporation, with a place of business at 14647 South 50th Street, Suite 130, Phoenix, Arizona 85044 ("DynaSig"). DynaSig and Milestone are jointly referred to as the "Parties."

                                    RECITALS

A. Milestone is a consulting company and is in the business of providing certain financial consulting and advisory services to clients.

B. DynaSig is a marketing company trying to enter the dynamic signature authentication business.

C. DynaSig entered into a consulting agreement with Milestone dated June 20, 2003 (the "Contract"). As consideration for Milestone's activities under the Contract, DynaSig also issued a Purchase Warrant to Milestone dated June 20, 2003 (the "Warrant").

D. DynaSig and Milestone now desire that the Warrant and the Contract be exchanged for a Convertible Promissory Note in the form attached hereto as Exhibit A, secured by a Security Agreement in the form attached hereto as Exhibit B (collectively, the "Note Documents").

                                   AGREEMENTS

     Now, Therefore, in consideration of the promises and mutual agreements set forth herein, Milestone, for themselves and any partners, members, claimants or assignees jointly and severally, and DynaSig hereby agree as follows:

1.     NOTE DOCUMENTS

     Concurrently with the execution hereof, DynaSig is executing and delivering to Milestone the Note Documents.

2.     RELEASE

     The Parties, for themselves and on behalf of their respective partners, members, claimants, successors and assigns, fully release, quit and discharge the other, and all their officers and directors, employees, shareholders, members, consultants, attorneys, accountants, other professionals, insurers, agents and all other entities related to each Party, including but not limited to assigns, controlling corporations, subsidiaries or other affiliates (jointly the "Related Parties"), from all rights, claims, demands, actions, and causes of action which each Party now has or may have against the other or any of them from any source whatsoever, whether or not (a) arising from or related to the above recited facts, (b) know or unknown, (c) disclosed or undisclosed, (collectively, the "Claims"), except for those rights or obligations arising out of this Agreement, the Note Documents, and any agreements between the Parties subsequent to the date hereof.

3.     INDEMNIFICATION

     Each Party agrees to hold the other harmless and indemnify and defend the other Party and its Related Parties from all losses, actions, damages, liabilities and expenses, including attorney's fees and costs arising from, related to or in connection with the actions and omissions of a Party that occur, or with respect to omissions, fail to occur, after the date hereof or from any Claims made by any person through such Party.

4.     EXPENSES

     The Parties shall bear all their own expenses in connection with this Agreement.

5.     COVENANTS

          (a) Each of the Parties represents and warrants to the other that it has full power and authority to enter into this Agreement.

          (b) Milestone acknowledges that it has had full access to all information about DynaSig that Milestone has requested and that DynaSig makes no representation as to the future value of DynaSig.

          (c) Each Party shall be liable for its own taxes on the transaction in this Agreement.

          (d) DynaSig represents and warrants to Milestone that DynaSig has full power and authority to enter into the Note Documents, and the Note Documents are valid and binding obligations of DynaSig, enforceable against DynaSig in accordance with their terms.

6.     GOVERNING LAW; VENUE

     This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without reference to choice of law principles. The Parties agree that the state and federal courts sitting in Maricopa County, Arizona shall have sole jurisdiction and venue of any action related to this Agreement.

7.     SEVERABILITY

     If any term or provision of this Agreement shall be found by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable, the same shall not effect the other terms or provisions hereof or the whole of this Agreement, but such term or provision shall be deemed modified to the extent necessary in the court's opinion to render such term or provision enforceable, and the rights and obligations of the Parties shall be construed and enforced accordingly, preserving to the fullest permissible extent the intent and agreements of the Parties herein set forth.

8.     NOTICE

     Any notice or other communication given pursuant to this Agreement shall be in writing and shall be effective either when delivered personally to the Party for whom intended, or five days following deposit of the same into the United States mail (certified mail, return receipt requested, or first class postage prepaid), addressed to such Party at the address set forth on the initial page of this Agreement. Either Party may designate a different address by notice to the other given in accordance herewith.

9.     CONSTRUCTION

     The Parties hereby acknowledge and agree that each Party has participated in the drafting of this Agreement and that this Agreement has been, to the extent it was felt necessary, reviewed by the respective legal counsel for the Parties and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting Party will not be applied to the interpretation of this Agreement. No inference in favor of, or against, any Party will be drawn from the fact that one Party has drafted any portion hereof.

10.     ADVICE OF COUNSEL

     Each Party hereby acknowledges that it is entitled to and has been afforded the opportunity to consult legal counsel of its choice regarding the terms and conditions and legal effects of this Agreement, as well as the advisability and propriety thereof. Each Party hereby further acknowledges that having so consulted with legal counsel of its choosing or having chosen not to consult, hereby waives any right to such legal representation or effective representation and any right to raise or rely upon the lack of representation or effective representation in any future proceedings or in connection with any Claim.

11.     COMPLETE AGREEMENT; AMENDMENT

     This Agreement, including the Note Documents, sets forth the entire understanding between the Parties and supercedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof. No other agreements, representations, warranties or other matters, whether oral or written, shall be deemed to bind the Parties hereto with respect to the subject matter hereof. This Agreement may not be modified or amended except by the mutual written agreement of the Parties.

     In Witness Whereof, the Parties have duly executed this Agreement as of the day and year first above written.

DynaSig Corporation               Milestone Equity Partners Phoenix, LLC

     /s/ Richard C. Kim                /s/ Dawn Donovan
     ------------------                ----------------
By:  Richard Kim                  By:  Dawn Donovan
Its:   President                  Its:  Authorized Person